UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014 (August 19, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-51429	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi’An, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-29-83328813

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 (b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 25, 2014, China Housing & Land Development, Inc. (the “Company”) announced that the board of directors of the Company by unanimous written consent dated as of August 19, 2014, authorized and approved a “going private” transaction by which the Company would voluntarily de-list from the NASDAQ Global Market and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, by means of effecting a reverse stock split (the “Reverse Stock Split”), whereby each 50,000 shares of common stock, par value US$0.001 per share, of the Company (“Common Stock”) outstanding will be converted into one whole share of Common Stock, and in lieu of issuing fractional shares to stockholders who will hold fractional shares as a result of the Reverse Stock Split, the Company will pay cash equal to US$1.75 multiplied by the number of the pre-Reverse Stock Split shares of Common Stock held by them underlying the corresponding factional shares. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description
99.1	Press release, dated August 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT INC.

Dated: August 25, 2014	By:	/s/ Suiyin Gao
Name: Suiyin Gao Title: Director

EXHIBIT INDEX

Exhibits	Description
99.1	Press release, dated August 25, 2014.